UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities and Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 10, 2013

OFFICE DEPOT, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-10948	59-2663954
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6600 North Military Trail, Boca Raton, Florida	33496
(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code) (561) 438-4800

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

On July 10, 2013, at a special meeting of stockholders of Office Depot, Inc. (the “Company”), the Company’s stockholders approved the issuance of shares of common stock, par value $0.01 per share, of the Company to stockholders of OfficeMax Incorporated (“OfficeMax”) pursuant to the Agreement and Plan of Merger, dated as of February 20, 2013, by and among the Company, Dogwood Merger Sub Inc., Dogwood Merger Sub LLC, Mapleby Holdings Merger Corporation, Mapleby Merger Corporation and OfficeMax.

Set forth below are the numbers of votes cast by holders of Office Depot common stock and Office Depot convertible preferred stock (on an as-converted basis) for and against and the number of abstentions.

FOR	AGAINST	ABSTAIN
291,997,956	2,670,617	1,991,299

ITEM 8.01	OTHER EVENTS.

On July 11, 2013, the Company redeemed 175,000 shares of the outstanding Office Depot convertible preferred stock for cash at an aggregate redemption price of approximately $216 million pursuant to the Voting Agreement, dated as of February 20, 2013, by and among the Company, OfficeMax, BC Partners, Inc. and the other investors party thereto.

NO OFFER OR SOLICITATION

This communication is not intended to and does not constitute an offer to sell or the solicitation of an offer to subscribe for or buy or an invitation to purchase or subscribe for any securities or the solicitation of any vote or approval in any jurisdiction in connection with the proposed merger of Office Depot with OfficeMax or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

IMPORTANT INFORMATION HAS BEEN AND WILL BE FILED WITH THE SEC

Office Depot has filed with the SEC a registration statement on Form S-4 (Registration No. 333-187807) that includes a Joint Proxy Statement of Office Depot and OfficeMax that also constitutes a prospectus of Office Depot. The registration statement, as amended, was declared effective by the SEC on June 7, 2013. Office Depot and OfficeMax mailed the definitive Joint Proxy Statement/Prospectus to their respective shareholders in connection with the transaction on or about June 10, 2013. INVESTORS AND SHAREHOLDERS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC CAREFULLY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT OFFICE DEPOT, OFFICEMAX, THE TRANSACTION AND RELATED MATTERS. Investors and shareholders are able to obtain free copies of the definitive Joint Proxy Statement/Prospectus and other documents filed with the SEC by Office Depot and OfficeMax through the website maintained by the SEC at www.sec.gov. In addition, investors and shareholders are able to obtain free copies of the definitive Joint Proxy Statement/Prospectus and other documents filed by Office Depot with the SEC by contacting Office Depot Investor Relations at 6600 North Military Trail, Boca Raton, FL 33496 or by calling 561-438-7878, and are able to obtain free copies of the definitive Joint Proxy Statement/Prospectus and other documents filed by OfficeMax by contacting OfficeMax Investor Relations at 263 Shuman Blvd., Naperville, Illinois 60563 or by calling 630-864-6800.

OFFICE DEPOT SAFE HARBOR STATEMENT

This communication may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 concerning Office Depot, the merger and other transactions contemplated by the merger agreement, Office Depot’s long-term credit rating and its revenues and operating earnings. These statements or disclosures may discuss goals, intentions and expectations as to future trends, plans, events, results of operations or financial condition, or state other information relating to Office Depot, based on current beliefs of management as well as assumptions made by, and information currently available to, management. Forward-looking statements generally will be accompanied by words such as “anticipate,” “believe,” “plan,” “could,” “estimate,” “expect,” “forecast,” “guidance,” “intend,” “may,” “possible,” “potential,” “predict,” “project” or other similar words, phrases or expressions. These forward-looking statements are subject to various risks and uncertainties, many of which are outside of Office Depot’s control. Therefore, investors and shareholders should not place undue reliance on such statements. Factors that could cause actual results to differ materially from those in the forward-looking statements include adverse regulatory decisions; failure to satisfy other closing conditions with respect to the merger; the risks that the new businesses will not be integrated successfully or that Office Depot will not realize estimated cost savings and synergies; Office Depot’s ability to maintain its current long-term credit rating; unanticipated changes in the markets for its business segments; unanticipated downturns in business relationships with customers or their purchases from Office Depot; competitive pressures on Office Depot’s sales and pricing; increases in the cost of material, energy and other production costs, or unexpected costs that cannot be recouped in product pricing; the introduction of competing technologies; unexpected technical or marketing difficulties; unexpected claims, charges, litigation or dispute resolutions; new laws and governmental regulations. The foregoing list of factors is not exhaustive. Investors and shareholders should carefully consider the foregoing factors and the other risks and uncertainties that affect Office Depot’s business described in its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other documents filed from time to time with the SEC. Office Depot does not assume any obligation to update these forward-looking statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 11, 2013

OFFICE DEPOT, INC.

By:	/s/ Elisa D. Garcia C.
Name:	Elisa D. Garcia C.
Title:	Executive Vice President,
General Counsel and Corporate Secretary